Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 27, 2009, with respect to the consolidated financial statements included in the Annual Report of Superior Uniform Group, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Superior Uniform Group, Inc. on Form S-8 (File No. 333-105906, effective June 6, 2003).

/s/ GRANT THORNTON LLP

Tampa, Florida February 27, 2009